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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Partners
USA Compression Partners, LP:

We consent to the use of our report dated February 19, 2015 incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
June 1, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm